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                                                                         FORM OF


                          Camden National Corporation

                        125,000 Shares of Common Stock

                          PLACEMENT AGENCY AGREEMENT


                                                               November __, 1999


RYAN BECK & CO., INC.
220 South Orange Avenue
Livingston, New Jersey 07039-5817


Dear Sirs:

     Camden National Corporation, a corporation organized and existing under the laws of Maine ("Camden") and parent company of Camden National Bank, a national bank ("Camden National Bank"), proposes, subject to the terms and conditions stated herein, to offer and sell (the "Stock Offering") 125,000 shares (the "Shares") of its common stock, par value $0.10 per share (the "Common Stock"),
pursuant to a Registration Statement on Form S-3 (Registration No. 333-      )
(including the documents incorporated by reference therein, the "Registration Statement"). Camden desires to appoint you, Ryan Beck & Co., Inc. (the "Agent"), and you are willing to act, on a best efforts basis, as Camden's agent, on the terms set forth in this Placement Agency Agreement (the "Agreement"), in connection with the sale of the Shares pursuant to the Registration Statement.

     In consideration of the premises, the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties agree as follows:

     1.   The Offer.
          ---------

          a. On the terms and subject to the conditions of this Agreement, we hereby confirm your appointment as exclusive Agent of Camden during the term of this Agreement (the "Term") to assist Camden in the consummation of the Stock Offering conducted in accordance with the Securities Act of 1933, as amended (the "Securities Act"). The Term shall end on the date on which the contemplated closing is completed, unless earlier terminated. Subject to the performance by Camden of all its obligations hereunder and to the completeness and accuracy of all of the representations and warranties of Camden, you hereby accept such agency and agree on the terms and conditions set forth in this Agreement to use your best efforts to assist Camden in selling the Shares pursuant to the Registration Statement. You shall have no obligation or commitment to purchase any of the Shares or to assure the sale of any minimum or maximum number of Shares.

          b. Your agency under this Agreement is coupled with an interest and, therefore, is not terminable by Camden without your permission unless you breach this Agreement in any material respect. Unless sooner terminated upon the occurrence of such a
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breach, your agency under this Agreement will continue during the Term. In the event that your agency is terminated as provided in this Section 1(b), neither you nor Camden shall have any further obligations hereunder, except as provided in Sections 7, 8, and 10 hereof, which shall survive such termination.

          c. A subscription for the Shares for each purchaser shall be evidenced by the execution by such purchaser of a Purchase Agreement in the form attached hereto as Annex A. It is understood that the Purchase Agreement shall not be regarded as effective unless and until it is executed by Camden, which reserves the right to refuse to execute the Purchase Agreement in its sole discretion, Camden promptly shall notify you in writing of the execution of each Purchase Agreement or of termination thereof or of termination of any negotiations with respect thereto.

     2.   Closing of Purchases of Shares: Closing of the Merger and Exchange of
          ---------------------------------------------------------------------
Shares. In accordance with paragraph 1c. above, the purchase of the Shares shall
------
be effective when the Purchase Agreement is accepted by Camden and the purchase price is paid in accordance with the Purchase Agreement.

     Camden and KSB Bancorp, Inc. ("KSB") have entered into a definitive merger agreement dated as of July 27, 1999 (the "Merger Agreement"), pursuant to which KSB will be merged with and into Camden (the "Merger").

     3.   Representations and Warranties of Camden. Camden represents and
          ----------------------------------------
warrants as of the date hereof and as of the Closing Date to, and agrees with, you as follows:

          a. Camden has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the Securities Act.

          b. The Registration Statement has been declared effective and no stop order has been entered against it. The Prospectus constituting part of the Registration Statement (including any documents incorporated by reference) does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to Camden in writing by or on behalf of the Agent expressly for use in the Registration Statement under the heading Plan of Distribution.

          c. The documents of Camden incorporated or deemed to be incorporated by reference in the Registration Statement at the time they were or hereafter are filed with the Securities and Exchange Commission (the "Commission") complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act Rules and Regulations"), and, when read together with the other

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information in the Registration Statement, at the date of the Registration
Statement and at the Closing Date, do not and will not include any untrue statements of a material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          d. The Commission has not issued, and is not to the knowledge of Camden threatening to issue, an order preventing or suspending the use of the Registration Statement nor instituted proceedings for that purpose. At its date of issue, the Registration Statement conformed in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

          e. Camden has been duly incorporated and is validly existing and in good standing under the laws of the State of Maine, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as currently being conducted and is duly registered as bank holding company under the Bank Holding Company Act, as amended (the "BHC Act"); Camden is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification and in which the failure to so qualify would, individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of Camden and its subsidiaries ("Camden Subsidiaries") taken as a whole, whether or not arising in the ordinary course of business ("Material Adverse Effect on Camden").

     Camden National Bank is a wholly owned subsidiary of Camden. Camden National Bank is a national bank duly organized and validly existing under the laws of the United States with power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as currently being conducted. The deposit accounts of Camden National Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount permitted by law; and no proceedings for the termination or revocation of such membership or insurance are pending or, to the knowledge of Camden, threatened. Camden National Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to so qualify would, individually or in the aggregate, result in a Material Adverse Effect on Camden. All of the issued and outstanding shares of capital stock of Camden National Bank (a) have been duly authorized and are validly issued, (b) are fully paid and non-assessable, and (c) are directly owned by Camden free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than those imposed by applicable federal and state securities laws). There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock of Camden National Bank.

     United Bank is a wholly owned subsidiary of Camden. United Bank is a state banking organization chartered and validly existing under the laws of the Maine with power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as currently being conducted. The deposit accounts of United Bank are insured by the FDIC up to the maximum amount permitted by law; and no proceedings for the termination or revocation of such membership or insurance

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are pending or, to the knowledge of Camden, threatened. United Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to so qualify would, individually or in the aggregate, result in a Material Adverse Effect on Camden. All of the issued and outstanding shares of capital stock of United Bank (a) have been duly authorized and are validly issued, (b) are fully paid and non-assessable, and (c) are directly owned by Camden free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than those imposed by applicable federal and state securities laws). There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock of United Bank.

     Trust Company of Maine, Inc. is a majority owned subsidiary of Camden. Trust Company of Maine, Inc. is a trust company duly organized and validly existing under the laws of the [Maine] with power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as currently being conducted. Trust Company of Maine, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to so qualify would, individually or in the aggregate, result in a Material Adverse Effect on Camden. All of the issued and outstanding shares of capital stock of Trust Company of Maine, Inc.
(a) have been duly authorized and are validly issued, and (b) are fully paid and non-assessable. The shares of Trust Company of Maine, Inc. that are owned by Camden are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than those imposed by applicable federal and state securities laws). There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock of Trust Company of Maine, Inc.

     f. Camden does not have any Subsidiary, other than Camden National Bank, United Bank and Trust Company of Maine, Inc. which is a "Significant Subsidiary," as defined by the Securities Act, or is otherwise material to the condition (financial or otherwise), earnings, business affairs or business prospects of Camden and the Camden Subsidiaries taken as a whole whether or not arising in the ordinary course of business.

     g. Except as contemplated by the Registration Statement, subsequent to the respective dates as of which financial information is given in the Registration Statement, neither Camden, nor Camden National Bank (as the case may be) had or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Camden financials or Camden regulatory reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

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          h.  Camden has all requisite corporate power and authority to execute, deliver and perform this Agreement. The distribution of the Registration Statement and the execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Camden.

          i. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Camden or the Camden Subsidiaries under or pursuant to, the respective certificates of incorporation, charters or bylaws of Camden and the Camden Subsidiaries, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Camden or any Camden Subsidiary is a party or by which Camden or any Camden Subsidiary is bound or to which any of the properties or assets of Camden or any Camden Subsidiary is subject, or any other, rule or regulation of any court or governmental agency or body having jurisdiction over Camden or the Camden Subsidiaries or their properties, except to such extent as does not have a Material Adverse Effect on Camden. No consent, filing, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required under the Securities Act or under any state securities laws.

          j. Except as set forth in the Registration Statement there is not now pending or, to the knowledge of Camden, threatened, any legal or regulatory action, investigation, charges, suit or proceeding to which Camden or any Camden Subsidiary is a party or of which the property of Camden or any Camden Subsidiary is the subject, before or by any court, regulatory or administrative authority or governmental agency or body, domestic or foreign, which could reasonably be expected to result in any Material Adverse Effect on Camden. The aggregate of all litigation not disclosed in the Registration Statement could not reasonably be expected to result in a Material Adverse Effect on Camden.

          k. Camden has duly and validly authorized capital stock as described in the Registration Statement. The stockholders of Camden have no preemptive rights with respect to any shares of capital stock of Camden. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of Camden, except as set forth in the Registration Statement. The outstanding shares of the Common Stock conform to the description thereof in the Registration Statement and are duly authorized, validly issued, fully paid and non-assessable. The Shares when issued will conform to the description thereof in the Registration Statement and when issued as contemplated thereunder will be duly authorized, validly issued, fully paid and non-assessable.

          l. Berry, Dunn, McNeil & Parker, LLC, who certified the financial statements included or incorporated by reference in the Registration Statement with respect to Camden and the Camden Subsidiaries, are independent public accountants within the meaning of the Securities Act and the Rules and Regulations.

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     m.   (i) The consolidated financial statements and schedules of Camden and the Subsidiaries, including the notes thereto, included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of Camden and the Camden Subsidiaries as of the respective dates thereof and the consolidated results of operations and statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected and summary financial data for Camden and the Camden Subsidiaries included in the Registration Statement fairly state in all material respects the information shown therein and were compiled on a basis consistent with that of the financial statements in the Registration Statement. The other financial and statistical information with respect to Camden and the Camden Subsidiaries and related notes included in the Registration Statement fairly state in all material respects the information shown therein and were compiled on a basis consistent with the financial statements of Camden included in the Registration Statement and comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations.

          (ii) Since September 30, 1999, there has not been any condition, event, change of occurrence that individually, or in the aggregate, would result in a Material Adverse Effect on Camden.

     n. The pro forma combined condensed financial statements for Camden and the Camden Subsidiaries and KSB and its subsidiaries (the "KSB Subsidiaries") incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of the Rules and Regulations and the pro forma adjustments to the historical amounts in the compilation of those statements comply with such accounting requirements and are reasonable. The Selected and summary pro forma combined condensed financial data for Camden and the Camden Subsidiaries and KSB and the KSB Subsidiaries incorporated by reference in the Registration Statement fairly state in all material respects the information shown therein and were compiled on a basis consistent with that of the financial statements in the Registration Statement.

     o. Neither Camden nor any of the Camden Subsidiaries is in violation of its certificate of incorporation, charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, agreement, license, permit, mortgage, note, indenture or other instrument to which Camden or any of the Camden Subsidiaries is a party or by which it or its properties may be bound, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not individually or in the aggregate result in a Material Adverse Effect on Camden.

     p. Camden and the Camden Subsidiaries have obtained all material licenses, permits, franchises, easements, consents, and other governmental authorizations ("Permits") necessary to the ownership, leasing and operation of their properties or to the conduct of their businesses, except for such Permits the failure of which to obtain would not individually or in the aggregate result in a Material Adverse Effect on Camden. All such Permits are in full force and effect and each of Camden and the Camden Subsidiaries is in all material respects complying therewith, except to the extent as would not individually or in the aggregate result in a Material Adverse Effect on Camden; and, except as disclosed in the Registration

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Statement, neither Camden nor any of the Camden Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such Permit or other governmental authorization which, if the subject of an unfavorable decision, ruling or finding, would individually or in the aggregate, result in a Material Adverse Effect on Camden.

          q. Camden has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, and Camden is not aware of any such action taken or to be taken by affiliates of Camden.

          r. Camden and the Camden Subsidiaries are conducting their businesses in compliance in all material respects with all applicable laws, rules, regulations, decisions, directives and orders (including, without limitation, Section 13(b)(2) of the Exchange Act and all regulations, decisions, directives and orders of the FDIC and the Office of the Comptroller of the Currency (the "OCC").

          s. There are no holders of securities of Camden who have the right to request Camden to register securities held by them under the Securities Act.

          t. There are no contracts or other documents required to be described in the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described as required.

          u. No labor dispute with the employees of Camden or the Camden Subsidiaries exists or, to the knowledge of Camden, is imminent, and Camden is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect on Camden.

          v. Camden and the Camden Subsidiaries have good and marketable title to all real property owned by Camden and the Camden Subsidiaries (other than foreclosed real estate) and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Camden or the Camden Subsidiaries; and all of the leases and subleases material to the business of Camden and the Camden Subsidiaries, considered as one enterprise, and under which Camden or the Camden Subsidiaries holds properties described in the Registration Statement, are in full force and effect, and neither Camden nor the Camden Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Camden or the Camden Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of Camden or the Camden Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          w. The conditions contained in (Section _______) of the Merger Agreement for consummation of the Merger, if tested on the date hereof or on the Closing Date,

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would be satisfied. Camden does not know of any facts or circumstances inconsistent with the consummation of the transactions contemplated by the Merger Agreement in accordance with the terms thereof or of any facts and circumstances which lead Camden to believe that such consummation in accordance with the terms of the Merger Agreement will not occur. Camden is not aware of any material disagreements between Camden and KSB regarding the terms of the Merger Agreement or interpretation thereof.

          Any certificate signed by any officer of Camden and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by Camden to the Agent as to the matters coveted thereby.

     4.   Additional Covenants. Camden covenants and agrees with the Agent that:
          --------------------

          a. Camden, as promptly as possible, shall furnish to the Agent, without charge, such number of copies of the Registration Statement and Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as the Agent may reasonably request.

          b. Camden shall immediately notify the Agent, and confirm such notice in writing, or (1) any filing made by Camden of information relating to the offering of the Shares with any securities exchange or any other regulatory body in the United States, and (2) prior to the completion of the placement of the Shares by the Agent as evidenced by a notice in writing from the Agent to Camden, any Material Adverse Effect on Camden that (A) makes any statement in the Registration Statement false or misleading or (B) is not disclosed in the Registration Statement. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of Camden, the Agent, or counsel to Camden or the Agent, to amend or supplement the Registration Statement in order that the Registration Statement not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing. Camden shall forthwith amend or supplement the Registration Statement by preparing and furnishing to the Agent an amendment or amendments of, or a supplement or supplements to, the Registration Statement (in form and substance satisfactory in the reasonable opinion of counsel for the Agent) so that as so amended or supplemented, the Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a subsequent purchaser, not misleading.

          c. Camden shall advise the Agent promptly of any proposal to amend or supplement the Registration Statement and will not effect such amendment or supplement without the consent of the Agent, which consent shall not be unreasonably withheld. Neither the consent of the Agent nor the Agent's delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          d. Camden shall use the net proceeds received by it from the sale of the Shares in the manner specified or contemplated in the Registration Statement under "Use of Proceeds."

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          e.  If, prior to the Closing Date, any event shall occur as a result of which, in the reasonable judgment of Camden, or in the reasonable judgment of the Agent in consultation with counsel to the Agent, it becomes necessary to amend or supplement the Registration Statement in order to make the statements therein, in light of the circumstances existing at the time the Registration Statement is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement to comply with any law, Camden promptly shall prepare an appropriate amendment or supplement to the Registration Statement so that the Registration Statement as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Registration Statement shall comply with law.

          f. Camden shall cooperate with the Agent in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as they may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided Camden shall not be required to qualify as a foreign corporation or to file a general consent to services of process in any jurisdiction where it is not now so qualified or required to file such a consent. Camden shall, from time to time, file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Agent may reasonably request to complete the distribution of the Shares, Camden shall notify the Agent immediately of, and confirm in writing, the suspension of qualification of the Shares or the threat thereof in any jurisdiction.

          g. Camden authorizes the Agent to use the Registration Statement, as it may at any time have been amended or supplemented, in connection with the offer and sale of the Shares.

          h. Camden shall cause the shares of Common Stock to be included for listing on the American Stock Exchange.

          i. Camden shall use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof. Subject to the specific terms, conditions and provisions of the Merger Agreement, Camden shall use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of KSB specified in the Merger Agreement.

     5.  Conditions of Agent's Obligations.  Camden and the Agent agree that all
         ---------------------------------
obligations of the Agent hereunder shall be subject to the accuracy of and compliance with, as of the date hereof and of the Closing Date, the representatives and warranties of Camden contained herein, to the performance by Camden of its obligations hereunder, and to the following additional conditions:

          a. The agent shall not have stated in writing to Camden prior to the Closing Date that, in the Agent's opinion, the Registration Statement or any amendment or supplement thereto contains any untrue statements of fact that are material or omits to state any facts that are required to be stated therein or are necessary to make the statements therein not misleading.

          b. On the Closing Date, there shall have been furnished to the Agent the opinion of Rendle A. Jones, Esq., counsel for Camden, dated the Closing Date to the effect that:

               (1) Camden is a corporation duly organized and validly existing under the laws of the State of Maine. Camden is a registered bank holding company.

               (2) Camden National Bank is a national bank duly organized and validly existing under the laws of the United States. The deposit accounts of Camden National Bank are insured up to applicable limits by the FDIC. Camden National Bank has the corporate power and authority to carry on its business and operations as described in the Registration Statement. All of the outstanding shares of capital stock of Camden National Bank (A) are duly authorized and are validly issued, (B) are fully paid and non-assessable, and (C) to such counsel's Actual Knowledge (as such term is defined in the Legal Opinion Accord of the American Bar Association Section of Business Law (1991)), are directly owned by Camden free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equities.

               (3) Camden has authorized capital stock as described in the Registration Statement. The outstanding shares of the Common Stock conform to the description thereof in the Registration Statement and are duly authorized, validly issued, fully paid and non-assessable. Assuming the pertinent provisions of the Securities Act and such other federal and state securities laws as may be applicable have been complied with, the Shares, when delivered against payment of the consideration set forth in this Agreement in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

               (4) To such counsel's Actual Knowledge, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of Camden, except as set forth in the Registration Statement. To such counsel's Actual Knowledge, except as set forth in the Registration Statement, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock of Camden National Bank.

               (5) To such counsel's Actual Knowledge, except as disclosed in the Registration Statement, there is not now pending or threatened any action, suit or proceeding to which Camden or the Camden Subsidiaries is a party before or by any court or governmental agency or body which would reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of Camden and the Camden Subsidiaries taken as a whole.

               (6) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Camden or the Camden Subsidiaries under or pursuant to, the respective certificates of incorporation, charters or bylaws of Camden and the Camden Subsidiaries or, to such counsel's

Actual Knowledge, and statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Camden or any Camden Subsidiary is a party or by which Camden or any Camden Subsidiary is bound or to which any of the properties or assets of Camden or any Camden Subsidiary is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Camden or the Camden Subsidiaries or their properties, except to such extent as does not materially adversely affect the condition (financial or other), business or results of operations of Camden and the Camden Subsidiaries taken as a whole.

               (7) To such counsel's Actual Knowledge, the activities of the subsidiaries of Camden National Bank as described in the Registration Statement are not prohibited by any applicable law or governmental regulation, except to such extent as does not materially adversely affect the condition (financial or other), business or results of operations of Camden and the Camden Subsidiaries taken as a whole.

               (8) Camden has all requisite corporate power and authority to execute, deliver and perform this Agreement. The distribution of the Registration Statement and the execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Camden. This Agreement has been duly executed and delivered by Camden.

               (9) As of the date the Registration Statement was first distributed, the documents incorporated by reference therein (other than documents originally filed with the Commission by KSB) appeared on their face to be responsive in all material respects with the requirements of the Exchange Act and the applicable Exchange Act Rules and Regulations, except that such counsel need express no opinion as to the financial statements, notes to financial statements, pro forma information, schedules and other financial, statistical and accounting data included in or excluded from any such document or as to the exhibits to any such document, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements made or incorporated by reference therein.

              (10) To such counsel's Actual Knowledge, no authorization, approval or consent of any court or governmental authority or agency is required in connection with the sale of the Shares, except such as may be required under the Securities Act or the Rules and Regulations or as may be required under state securities laws.

     Such counsel shall further state that it has participated in conferences with officers and representatives of Camden and Camden National Bank, counsel for the Agent, representatives of the independent accountants of Camden and Camden National Bank, officers and representatives of KSB and counsel of KSB at which the contents of the Registration Statement and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe either that the Registration Statement and any amendment or supplement thereto, as of its date and the Closing Date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, notes to financial statements, pro forma information, schedules and other financial, statistical and accounting information included therein or excluded therefrom or as to the exhibits to any such document.

     In rendering such opinion such counsel may (A) state that their opinion is limited to matters governed by the corporate laws of the State of Maine and the federal banking and securities laws of the United States of America, (B) rely as to matters of fact, to the extent such counsel deems reasonable, upon certificates of officers of Camden or Camden National Bank, as appropriate, provided that the extent of such reliance is specified in such opinion, and (C) with respect in the opinions expressed in paragraph (1) and the first sentence of paragraph (2) above, rely solely on certificates or telegrams or other confirmations from public officials.

          c. The Agent shall have received on and as of the Closing Date from Pitney, Hardin, Kipp & Szuch, counsel for the Agent, such opinion or opinions, dated the Closing Date with respect to the incorporation of Camden, the validity of the Shares, the Registration Statement and such other related matters as the Agent may require and Camden and KSB shall have furnished to such counsel documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters governed other than by federal laws on the opinions of counsel referred to in paragraph (b) of this Section 5.

          d. The Agent shall have received a certificate of each Camden, dated the Closing Date and signed by its Chairman or President and the Chief Financial Officer, stating that: (1) neither the Registration Statement nor any amendment thereto contains any untrue statement of a material fact or omits to state any material fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made; (2) all representations, warranties, covenants and statements made herein by such party are true and correct at the Closing Date with the same effect as if made on and as of the Closing Date, and all agreements and conditions herein to be performed or satisfied by such party on or prior to the Closing Date have been duly performed or satisfied by such party on or prior to the Closing Date have been duly performed or satisfied; (3) no Material Adverse Effect shall have occurred with respect to Camden; and (4) no stop order suspending the distribution of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the respective signers thereof, are contemplated under the Securities Act.

          e. Camden shall have furnished to the Agent at the Closing Date such other certificates and other evidence as the Agent or Pitney, Hardin, Kipp & Szuch may have reasonably requested as to the accuracy, on and as of the Closing Date, of the representations and warranties of Camden herein as to the performance by Camden of its obligations hereunder and as to the fulfillment of the conditions contained in this Section 5.

     If any of the conditions specified above in this Section 5 shall not have been satisfied at or prior to the Closing Date or waived by the Agent in writing, this Agreement may be terminated by the Agent on notice to Camden.

     6.  Indemnification, Contributions and Limit on Liability.  Camden agrees
         -----------------------------------------------------
that it shall indemnify and hold harmless the Agent and its affiliates, and its and their respective directors, officers, employees, and controlling persons (the Agent and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable United States federal or state law, or otherwise, and related to or arising out of (a) any untrue statement or alleged untrue statement of a material fact contained in any documents, including without limitation the Registration Statement and the documents incorporated therein by reference (as supplemented and amended from time-to-time), additional material or data relating to Camden, KSB, or the Merger furnished and made available by Camden or KSB, directly, through the Agent or otherwise, to any offeree of the Shares or any of their representatives or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or
(b) any transaction contemplated by this Agreement or the engagement of the Agent pursuant to, and the performance by the Agent of the services contemplated by, this Agreement. Camden also agrees to indemnify and hold harmless any Indemnified Party against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that any such settlement is effected with the written consent of Camden which consent shall not be unreasonably withheld. Camden also agrees to reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of Camden. An indemnifying party may participate at its own expense in the defense of any such action. Camden also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Camden or its security holders or creditors related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the Agent's willful misconduct or gross negligence.

     The Agent agrees to indemnify and hold harmless Camden, its officers, directors, and employees and each person, if any, who controls Camden within the meaning of Section 15 of the Securities Act of Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from Camden to the Indemnified Parties, but only with respect to (A) statements or omissions, if any, made in the Registration Statement or any amendment or supplement thereof, to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to Camden with respect to the Agent by or on behalf of the Agent expressly for use in the Registration Statement or any amendment or supplement thereof, or (B) any liability of Camden found in a final judgment by a court to have resulted from gross negligence or willful misconduct of the Agent. Provided, however, that, to the extent permitted by applicable
              --------  -------
law, in no event shall the Agent and its affiliates, and its and their respective directors, officers, employees and controlling persons be required to contribute an aggregate amount in excess of the aggregate Fee (as defined below) actually paid to the Agent under this Agreement.

     If the indemnification provided for in this Agreement is for any reason held unenforceable, Camden agrees to contribute to the losses, claims, damages and liabilities, as incurred, for which such indemnification is held unenforceable in such proportion as is appropriate to reflect benefits to Camden on the one hand, and the Agent, on the other hand, of the placement of the Shares as contemplated (whether or not the placement is consummated); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Camden agrees that for the purposes of this paragraph the relative benefits to Camden and the Agent of the placement of the Shares as contemplated shall be deemed to be in the same proportion that the total value of the Shares sold or contemplated to be sold by Camden as a result or in connection with the proposed Stock Offering bears to the Fee (as defined below) paid or to be paid to the Agent under this Agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate Fee (as defined below) actually paid to the Agent under this Agreement.

     7.   Representations and Agreements to Survive Delivery. All
          --------------------------------------------------
representations, warranties, and agreements of Camden contained herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or any controlling person, Camden or any of its officers, directors or any controlling persons and shall survive the Closing Date.

     8.   Termination. This Agreement and all of the Agent's obligations
          -----------
hereunder may be terminated by the Agent for any reason upon giving ten days' prior notice thereof to Camden; provided, however, that in the event that Camden does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Agent's obligations hereunder may be immediately terminated by the Agent by notice thereof to Camden. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as otherwise provided in
Section 10 herein relating to the payment of fees and expenses, with it being further understood that the Sections relating to indemnification, limitations on the liability of Indemnified Parties, contribution, settlements, choice of law and waiver of the right to trial by jury shall survive any such termination.

     9.   Fees and Expenses.
          -----------------

          a. Camden agrees to pay the Agent a fee (the "Fee") in an amount equal to $50,000 with respect to the sale of the Shares pursuant to the Registration Statement.

          b. All payments due hereunder shall be due and payable on the effective date of the Share purchase under the Purchase Agreement. All payments, whether or not made at a formal closing, shall be made in cash or by certified or official bank check, or by wire transfer in immediately available funds.

          c. Camden shall bear all of its expenses in connection with the offering and sale of the Shares including, without limitation, printing expenses, legal and accounting fees, expenses incurred in connection with "Blue Sky" filings, state and federal filing fees, and advertising, investor presentation and other expenses.

          d. Camden shall reimburse the Agent for its out-of-pocket expenses and reasonable legal fees and associated expenses, provided, however, that such
                                                   --------  -------
fees shall not exceed $10,000, exclusive of "Blue Sky" work, without the prior consent of Camden.

          e. The Agent will not be responsible for any fees or commissions payable to financial or other advisors utilized or retained by Camden, KSB or by any offeree of the Shares.

     10.  Notice.  All notices or communications hereunder, except as herein
          ------
otherwise specifically provided, shall be in writing and (i) if sent to the Agent, shall be mailed, delivered, or sent by facsimile transmission and confirmed to Ryan Beck & Co., Inc. at 220 South Orange Avenue, Livingston, New Jersey 07039, Attention: Leslie M. Hannafey, Senior Vice President, or (ii) if sent to Camden, shall be mailed, delivered, or sent by facsimile transmission and confirmed to Camden National Corporation at [__________________________],
Attention: ___________________, President and Chief Executive Officer.

     11.  Parties.  This Agreement incorporates the entire understanding of the
          -------
parties with respect to this engagement of the Agent by Camden, and supersedes all previous agreements regarding such engagement, should they exist.

     12.  Counterparts.  This Agreement may be executed by any one or more of
          ------------
the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same original.

     13.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New Jersey without regard to the conflict of law principles thereof.

     14.  Writing Required to Waive, Amend or Modify.  No waiver, amendment or
          ------------------------------------------
other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

     15.  Survival of Certain Provisions.  The representations, warranties,
          ------------------------------
indemnities, and agreements of Camden and its officers or representatives shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Camden or the Agent or any affiliates or controlling person, and shall survive the consummation of the Stock Offering.

     16.  Consent to Jurisdiction and Waiver of Trial by Jury. Camden hereby:
          ---------------------------------------------------
(a) consents to personal jurisdiction and service and venue in any court in which a claim subject to this Agreement is brought against the Agent or any other Indemnified Party and (b) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement.

     Please confirm that the foregoing terms correctly set forth our agreement by signing and returning to the Agent the duplicate copy of this Agreement enclosed herewith.

                                                Very truly yours,

                                                CAMDEN NATIONAL CORPORATION

                                                By:
                                                    ----------------------
                                                Name
                                                Title

Confirmed and accepted as of the date
first written above

RYAN, BECK & CO., INC.

By:
     ---------------------
Name
Title

                                                                         ANNEX A

                              PURCHASE AGREEMENT

     Purchase Agreement ("Agreement") made as of November __, 1999 between Camden National Corporation ("Camden"), a Maine corporation and ________________ a _____________________________ (the "Purchaser").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Camden has filed a Registration Statement on Form S-3 (Registration Number 333-______) for the sale of 125,000 shares of its common stock, no par value ("Common Stock"); and

     WHEREAS, the Purchaser desires to purchase shares of Common Stock (the "Shares"), and Camden desires to sell the Shares to the Purchaser.

     NOW, THEREFORE, in consideration of the premises, and the representations and warranties herein contained, Camden and Purchaser hereby agree as follows:

     1.   Purchase and Sale of Shares.  The Purchaser hereby purchases from
          ---------------------------
Camden, and Camden hereby sells to the Purchaser, the ____________ Shares at the purchase price of $_______ per Share (the "Purchase Price") effective on the date hereof, subject to receipt of the Purchase Price on the Closing Date. The Purchase Price is payable at or prior to 5:00 p.m. on __________________, 1999, or at such other date as shall be determined by Camden upon two days prior notice to Purchaser (the "Closing Date") by delivery by Purchaser of a certified check, or by wire transfer of immediately available funds to an account designated by Camden, in either case in the full amount of the Purchase Price. On the Closing Date, after receipt of payment of the Purchase Price, Purchaser shall receive a certificate representing the Shares from Camden.

     2.   Representations by Camden.  Camden represents and warrants to the
          -------------------------
Purchaser that:

          (a) Camden has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Camden. This Agreement constitutes a legal, valid and binding obligation of Camden enforceable against Camden in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

          (b) The Purchaser will receive good, valid and marketable title to the Shares purchased hereunder, free and clear of all liens, claims, restrictions and encumbrances, except for those, if any, resulting from the Purchaser's own acts.

     3.   Representations by the Purchaser.  The Purchaser represents and
          --------------------------------
warrants to Camden that:

          (a) This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

          (b) If the Purchaser is a corporation, the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of _____________________, with corporate power and authority to perform its obligations under this Agreement.

          (c) If the Purchaser is a partnership or limited liability company, the Purchaser is a _______________________________, duly organised, validly existing and in good standing under the laws of ________________________, with full power and authority to perform its obligations under this Agreement.

          (d) No state, federal or foreign regulatory approvals, permits, licenses or consents of other contractual or legal obligations are required in order for the Purchaser to enter into this Agreement or purchase the Shares.

          (e) Purchaser represents that Purchaser has received and reviewed a copy of the Prospectus for the shares, dated November __, 1999.

          (f) Purchaser further represents that Purchaser is not an officer, director, employee or "affiliate" (as defined in Rule 144 under the Securities
Act) of Camden or KSB Bancorp, Inc. ("KSB") or shareholder of KSB or Camden (other than by virtue of the purchase hereunder) or acting on behalf of Camden or KSB.

          (g)  Purchaser's federal tax identification number is ______________.

     5.   Miscellaneous.
          -------------

          (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may only be amended by a written instrument duly executed by each of the parties hereto.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Purchaser (whether by operation of law or otherwise) without the prior written consent of Camden. Subject to the preceding sentence, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

          (c) All fees and expenses incurred by either party in connection with this Agreement will be borne by such party.

          (d) This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          (f) The headings of Paragraphs in this Agreement are for convenience of reference only and shall not, nor shall they be construed to, qualify or in any other respect affect the meaning of the text.

          (g) This Agreement shall not be binding until executed and accepted by Camden, which acceptance will not require notice to the Purchaser.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

                                             CAMDEN NATIONAL CORPORATION



                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                             [PURCHASER]



                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                       3